Exhibit 99.1

The Daily Record Names Carissa Rodeheaver of First United to

“Maryland’s Top 100 Women”

OAKLAND, Md. – April 2, 2020 – First United Corporation, (NASDAQ: FUNC), a bank holding company and the parent company of First United Bank & Trust (the "Company" or "First United"), today announced that Carissa Rodeheaver, CEO, President and Chairman of the Board of Directors, has been named one of “Maryland’s Top 100 Women” by The Daily Record.

This year marks the 25th anniversary of The Daily Record's Maryland’s Top 100 Women, which was founded in 1996 to recognize outstanding achievements by women as demonstrated through professional accomplishments, community leadership and mentoring. A panel of business professionals and previous Maryland’s Top 100 Women honorees from throughout the state reviewed the candidates and selected this year’s honorees.

“Being recognized by The Daily Record is an honor,” said Ms. Rodeheaver. “I am humbled to be included among the many accomplished women in our community and look forward to continuing to mentor the next generation of female leaders.”

"For 25 years The Daily Record has recognized high-achieving women in Maryland who are impacting their communities through leadership, service and mentoring. This year's Maryland's Top 100 Women honorees continue in that tradition, and their tremendous accomplishments distinguish them as outstanding," said Suzanne Fischer-Huettner, publisher of The Daily Record. "These women pay it forward, mentor and recognize the accomplishments of other women. The Daily Record is pleased to honor them during this 25th anniversary year."

Award recipients will be honored at a gala event on July 27 in Baltimore. Winners will also be profiled in a special magazine that will be inserted into the April 24 issue of The Daily Record and will be available online at TheDailyRecord.com.

ABOUT FIRST UNITED CORPORATION

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company with commercial banking powers (the "Bank"), and two statutory trusts that were used as financing vehicles. The Bank has four wholly-owned subsidiaries: OakFirst Loan Center, Inc., a West Virginia finance company; OakFirst Loan Center, LLC, a Maryland finance company; First OREO Trust, a Maryland statutory trust that holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure; and FUBT OREO I, LLC, a Maryland company that likewise holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership; a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. First United Corporation's website is www.mybank.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the Securities and Exchange Commission (the “SEC”) entitled “Risk Factors”.

Important Additional Information

First United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United’s shareholders in connection with First United’s 2020 annual meeting of shareholders. First United intends to file a definitive proxy statement and a proxy card with the SEC in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 to First United’s Current Report on Form 8-K filed with the SEC on March 26, 2020 (“Exhibit 99.2”), is incorporated herein by reference and contains information regarding the direct and indirect interests, by securities holdings or otherwise, of First United’s directors and executive officers in First United’s securities. If the holdings of First United’s securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Form 3, 4, and 5, which can be found through First United’s website at http://investors.mybank.com/ or through the SEC’s website www.sec.gov. Information can also be found in First United’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2019. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2020 annual meeting of shareholders. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC’s website www.sec.gov. Copies will also be available at no charge at First United’s website at http://investors.mybank.com/.

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